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                          EXHIBIT 23.2

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                            700 Bridgewater Place    Telephone: (616) 336-7900
                            333 Bridge Street, N.W. Facsimile: (616) 336-7950 Grand Rapids, Michigan 49504-5359




INDEPENDENT AUDITORS' CONSENT AND REPORT
ON SCHEDULE


Spartan Stores, Inc.
Grand Rapids, Michigan

We consent to the use in this registration statement of Spartan Stores, Inc. on Form S-1 of our report dated June 9, 1997 (July 15, 1997 as to the first paragraph in the Shareholders' Equity note), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Prospectus.

Our audit of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Spartan Stores, Inc, listed in Item 16b. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/Deloitte & Touche LLP

July 15, 1997



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